EXHIBIT 32.1

CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER

I, Leslie J. Kessler, Chief Executive Officer of PureSafe Water Systems, Inc. (the “Registrant”), hereby certify that the Form 10-Q of PureSafe Water Systems, Inc. for the fiscal quarter ended March 31, 2013 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Date: May 20, 2013	/s/ Leslie J. Kessler
Leslie J. Kessler
Chief Executive Officer